UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2025

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, RectorSeal, LLC, a Delaware limited liability company and wholly owned subsidiary of CSW Industrials, Inc., a Delaware corporation (“RectorSeal” and the “Company”, respectively), and RS Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of RectorSeal (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 17, 2025, by and among RectorSeal, Merger Sub, Aspen Manufacturing, LLC, a Texas limited liability company (“Aspen”), and Michael Kutsch, as Holder Representative.

On May 1, 2025, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Aspen, with Aspen surviving the merger as a wholly owned subsidiary of RectorSeal (the “Merger”). At the effective time of the Merger, each outstanding unit of equity in Aspen was cancelled and converted into the right to receive a portion of the cash purchase price of $313.5 million, subject to customary adjustments, including, among others, in respect of indebtedness and working capital of Aspen. In accordance with the terms of the Merger Agreement, $8 million of the Merger Consideration was deposited by RectorSeal into an escrow account to secure the payment of post-closing adjustments and certain specified indemnities under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2025, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 28, 2025, the Company, acting pursuant to authorization from its board of directors, notified the Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily withdraw the listing of its common stock, par value $0.01 per share (the “Common Stock”), from the Nasdaq and transfer the listing to the New York Stock Exchange (the “NYSE”).

The Company expects that listing and trading of its Common Stock on the Nasdaq will end at market close on June 6, 2025 and that trading will begin on the NYSE at market open on June 9, 2025. The Common Stock has been approved for listing on the NYSE where it will trade under the symbol “CSW.”

Item 7.01	Regulation FD Disclosure.

Press Release — Listing Transfer

On April 29, 2025 the Company issued a press release in connection with the transfer of the listing of its Common Stock to the NYSE. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Press Release — Merger

On May 1, 2025, the Company issued a press release announcing the closing of the Merger pursuant to the Merger Agreement. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 17, 2025, by and among RectorSeal, LLC, RS Acquisition Sub, LLC, Aspen Manufacturing, LLC and Michael Kutsch as Holder Representative.(1)*

99.1	CSWI Press Release, dated April 29, 2025.

99.2	CSWI Press Release, dated May 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K (File No. 001-37454) filed with the SEC on March 17, 2025, and incorporated herein by reference.
*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “expects,” “estimates,” or other similar expressions are intended to identify forward-looking statements.

The forward-looking statements included in this Current Report on Form 8-K are based on our current expectations, projections, estimates, and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this Current Report on Form 8-K are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2025

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary